Exhibit 23.1


                          Consent of Ernst & Young LLP

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-53739) pertaining to the FBL Financial Group, Inc. Director Compensation Plan of our reports dated February 5, 2001 with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
July 23, 2001


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